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                                                              EXHIBIT (h)(30)(b)

                       AMENDMENT NO. 1 TO LETTER AGREEMENT
                                     BETWEEN
        THE UNITED STATES LIFE INSURANCE COMPANY IN THE CITY OF NEW YORK
                                       AND
                    MORGAN GUARANTY TRUST COMPANY OF NEW YORK

The Letter Agreement ("Agreement") dated October 2, 2000, between The United States Life Insurance Company in the City of New York ("Company"), a life insurance company organized under the laws of the State of New York, and Morgan Guaranty Trust Company of New York ("Morgan"), is hereby amended as follows:

Section 2(a) is hereby deleted in its entirety and replaced with the following:

     (a) In consideration of the anticipated administrative and shareholder servicing expense savings resulting from the Company's services set forth above, Morgan agrees to pay the Company a fee (the "Fee"), computed daily and paid monthly in arrears, equal to the following percent of the average daily net asset value of the shares of the Portfolios held in the subaccounts of the Accounts:

               JPMorgan International Equity Portfolio       %
                                                         ----
               JPMorgan Small Company Portfolio              %
                                                         ----

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Effective Date as of July 1, 2008.

THE UNITED STATES LIFE INSURANCE COMPANY
IN THE CITY OF NEW YORK

                                        ATTEST:


By:                                     By:
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Name:                                   Name:
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Title:                                  Title:
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                                        (Corporate Seal)

ACKNOWLEDGED AND AGREED:

MORGAN GUARANTY TRUST COMPANY OF NEW YORK


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Title:
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